                                                           Exhibit No. EX-99.e.1

                             DISTRIBUTION AGREEMENT

     This  Distribution  Agreement  (the  "Agreement")  made  this  1st  day  of
February,  2008, by and between  RevenueShares  ETF Trust, a Delaware  statutory trust (the  "Trust")  having its  principal  place of  business  at 2005  Market
Street,  Suite  2020,  Philadelphia,   Pennsylvania  19103,  and  Foreside  Fund
Services,  LLC, a Delaware limited liability company (the "Distributor")  having its principal place of business at Two Portland Square, Portland, ME 04101.

     WHEREAS,  the Trust is a registered open-end management  investment company organized as a series trust offering a number of portfolios of securities  (each a "Fund" and  collectively  the  "Funds"),  each  investing  primarily in equity securities  selected to reflect the  performance  of a particular  market index, having filed with the Securities and Exchange  Commission  (the  "Commission") a
registration statement on Form N-1A under the Securities Act of 1933, as amended
(the "1933 Act"), and the Investment Company Act of 1940, as amended;

     WHEREAS,  the Trust  intends  to create  and  redeem  shares of  beneficial interest,  no par value per Share (the  "Shares")  of each Fund on a  continuous basis at their net asset  value  only in  aggregations  constituting  a Creation
Unit, as such term is defined in the Registration Statement;

     WHEREAS,  the Shares of each Fund will be listed on a  national  securities exchange (the "Listing Exchange");

     WHEREAS,  the  Trust  desires  to  retain  the  Distributor  to  act as the distributor  with respect to the issuance and  distribution of Creation Units of
Shares of each Fund,  hold itself  available  to receive and process  orders for such Creation  Units in the manner set forth in the Trust's  Prospectus,  and to enter into arrangements with  broker-dealers who may solicit purchases of Shares and with  broker-dealers  and others to provide  for  servicing  of  shareholder
accounts  and  for  distribution   assistance,   including   broker-dealer   and
shareholder support;

     WHEREAS, the Distributor is a registered broker-dealer under the Securities
Exchange Act of 1934,  as amended (the "1934 Act") and a member of the Financial
Industry  Regulatory  Authority  ("FINRA")  (the successor  organization  to the
National Association of Securities Dealers, Inc.); and

     WHEREAS,  the Distributor  desires to provide the services described herein to the Trust.

     NOW,  THEREFORE,  in  consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1.   Appointment.

     The Trust hereby appoints the Distributor as the exclusive  distributor for
Creation Unit aggregations of Shares of each Fund listed in Exhibit A hereto, as may be  amended  by the  Trust  from  time  to  time on  written  notice  to the
Distributor,  on the terms and for the  period set forth in this  Agreement  and subject  to the  registration  requirements  of the  1933  Act  and of the  laws governing  the sale of  securities in the various  states,  and the  Distributor hereby accepts such appointment and agrees to act in such capacity hereunder.

2.   Definitions.

     Wherever  they are used  herein,  the  following  terms have the  following respective meanings:

(a)  "1940  Act"  means  the  Investment  Company  Act of 1940 and the rules and regulations thereunder as amended from time to time;

(b)  "Prospectus"  means the Prospectus and Statement of Additional  Information
     constituting  parts of the  Registration  Statement  of the Trust under the
     1933 Act and the 1940 Act as such  Prospectus  and  Statement of Additional
     Information  may be amended or  supplemented  and filed with the Commission from time to time;

(c)  "Registration  Statement"  means the  registration  statement most recently filed  from time to time by the Trust  with the  Commission  and  effective under  the 1933 Act and the 1940 Act,  as such  registration  statement  is amended by any amendments thereto at the time in effect;

(d)  All capitalized terms used but not defined in this Agreement shall have the meanings  ascribed  to such  terms in the  Registration  Statement  and the
     Prospectus.

3.   Duties of the Distributor

(a)  The Distributor  agrees to act as agent of the Trust in connection with the receipt and  processing  of all orders for  purchases of Creation  Units of each  Fund  from  Participating  Parties  or DTC  Participants  which  have
     executed  a  Participant  Agreement  ("Authorized   Participants")  and  to
     transmit  such  orders to the  Trust in  accordance  with the  Registration
     Statement and  Prospectus;  provided,  however,  that nothing  herein shall affect  or limit  the right  and  ability  of the  Trust to accept  Deposit
     Securities  and related  Cash  Components  through or outside the  Clearing
     Process,  and as  provided  in  and in  accordance  with  the  Registration
     Statement and Prospectus. The Trust acknowledges that the Distributor shall not be obligated to accept any certain  number of orders for Creation Units and nothing  herein shall prevent the  Distributor  from entering into like distribution arrangements with other investment companies.

(b)  The  Distributor  agrees to act as agent of the Trust  with  respect to the continuous  distribution of Creation Units of each Fund as set forth in the
     Registration  Statement and in accordance with the provisions thereof.  The
     Distributor further agrees as follows: (i) the Distributor shall enter into
     Participant  Agreements  between  and among  Authorized  Participants,  the
     Distributor  and the Transfer  Agent in  accordance  with the  Registration
     Statement and Prospectus; (ii) the Distributor shall generate, transmit and
     maintain   copies  of   confirmations   of  Creation  Unit  purchase  order
     acceptances  to the purchaser  (such  confirmations  will indicate the time such orders were accepted and will be made  available to the Trust promptly
     upon  request);   (iii)  the  Distributor   shall  deliver  copies  of  the
     Prospectus,  included in the Registration  Statement, to purchasers of such
     Creation  Units and upon request the Statement of  Additional  Information;
     and (iv) the Distributor shall maintain telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent.

(c)  The Distributor  shall execute  selected or soliciting  dealer  participant agreements  ("Participant  Agreements") with registered  broker-dealers and other  eligible  entities  providing for the purchase of Creation  Units of
     Shares of the Funds and  related  promotional  activities,  in the forms as approved by the Board of Trustees of the Trust.

(d)  All activities by the  Distributor  and its agents and employees  which are primarily  intended  to result in the sale of Creation  Units shall  comply with the  Registration  Statement and Prospectus,  the  instructions of the
     Board  of  Trustees  of the  Trust  and  all  applicable  laws,  rules  and regulations including,  without limitation,  all rules and regulations made or adopted  pursuant to the 1940 Act by the  Commission  or any  securities association  registered  under  the 1934 Act,  including  the FINRA and the
     Listing Exchange.

(e)  Except as otherwise noted in the Registration Statement and Prospectus, the offering  price for all Creation  Units of Shares will be the aggregate net asset  value of the Shares  per  Creation  Unit of the  relevant  Fund,  as determined  in the  manner  described  in the  Registration  Statement  and
     Prospectus.

(f)  If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for Creation Units will be processed by the Distributor except such  unconditional  orders as may have been placed with the Distributor before it had knowledge of the suspension.
     In  addition,   the  Trust   reserves  the  right  to  suspend   sales  and
     Distributor's  authority to process  orders for Creation Units on behalf of the Trust,  upon due notice to the Distributor,  if, in the judgment of the
     Trust,  it is in the best interests of the Trust to do so.  Suspension will continue for such period as may be determined by the Trust.

(g)  The  Distributor is not authorized by the Trust to give any  information or to make any representations  other than those contained in the Registration
     Statement  or  Prospectus  or  contained  in  shareholder  reports or other material  that  may be  prepared  by or on  behalf  of the  Trust  for  the
     Distributor's  use. The Distributor  shall be entitled to rely on and shall not be responsible in any way for  information  provided to it by the Trust and its respective service providers and shall not be liable or responsible for the errors and omissions of such service  providers,  provided that the foregoing  shall not be  construed to protect the  Distributor  against any liability to the Trust or the Trust's shareholders to which the Distributor would otherwise be subject by reason of willful  misfeasance,  bad faith or gross  negligence  in the  performance  of its  duties  or by reason of its reckless disregard of its obligations and duties under this Agreement.

(h)  At the request of the Trust, the Distributor shall enter into agreements in the form  specified  by the Trust  (each a  "Participant  Agreement")  with participants  in the system for book-entry of The Depository  Trust Company and the NSCC as described in the Prospectus.

(i)  The  Distributor  shall ensure that all direct  requests for  Prospectuses,
     Statements of Additional  Information,  Product  Descriptions  and periodic fund reports, as applicable,  are fulfilled.  In addition,  the Distributor shall arrange to provide  Listing  Exchange (and any other  national  stock exchange on which the Shares may be listed) with copies of Prospectuses and
     Statements  of  Additional  Information  and  Product  Descriptions  to  be
     provided to  purchasers  in the  secondary  market.  The  Distributor  will generally make it known in the brokerage  community that  Prospectuses  and
     Statements  of  Additional   Information  and  Product   Descriptions   are
     available,  including by (i) advising the Listing Exchange on behalf of its member firms of the same,  (ii) making such disclosure in all marketing and advertising  materials  prepared and/or filed by the  Distributor  with the
     FINRA, and (iii) as may otherwise be required by the Commission.

(j)  The Distributor  agrees to make available,  at the Trust's request,  one or more members of its staff to attend Board meetings of the Trust in order to provide information with regard to the ongoing distribution process and for such other  purposes  as may be  requested  by the Board of Trustees of the
     Trust.

(k)  The Distributor shall review and approve all sales and marketing  materials for  compliance  with  applicable  laws and  conditions  of any  applicable exemptive  order,  and file such materials with the FINRA when necessary or appropriate.  All such sales and marketing  materials must be approved,  in writing, by the Distributor prior to use.

4.   Duties of the Trust.

(a)  The Trust agrees to issue Creation Unit aggregations of Shares of each Fund and to  request  The  Depository  Trust  Company to record on its books the
     ownership  of  such  Shares  in  accordance  with  the  book-entry   system
     procedures  described in the Prospectus in such amounts as the  Distributor has requested  through the Transfer Agent in writing or other means of data transmission,  as promptly as practicable after receipt by the Trust of the requisite  Deposit  Securities and Cash Component  (together with any fees)
     and acceptance of such order,  upon the terms described in the Registration
     Statement.  The Trust may reject any order for  Creation  Units or stop all receipts  of  such  orders  at  any  time  upon  reasonable  notice  to the
     Distributor,  in  accordance  with the  provisions  of the  Prospectus  and
     Statement of Additional Information.

(b)  The Trust  agrees  that it will take all action  necessary  to  register an indefinite  number of  Shares  under  the 1933  Act.  The  Trust  will make available to the  Distributor  such number of copies of its then  currently effective  Prospectus and Statement of Additional  Information  and Product
     Description  as the  Distributor  may  reasonably  request.  The Trust will furnish to the Distributor copies of semi-annual reports and annual audited reports  of the  Trust's  books and  accounts  made by  independent  public accountants  regularly  retained  by the  Trust  and  such  other  publicly available  information which the Distributor may reasonably request for use in connection with the distribution of Creation Units. The Trust shall keep the Distributor  informed of the jurisdictions in which Shares of the Trust are authorized for sale and shall  promptly  notify the  Distributor of any change in this information. The Distributor shall not be liable for damages resulting  from the sale of Shares in  authorized  jurisdictions  where the
     Distributor had no information  from the Trust that such sale or sales were unauthorized at the time of such sale or sales.

(c)  The Trust represents to the Distributor that the Registration Statement and
     Prospectus filed by the Trust with the Commission with respect to the Trust have been prepared in conformity with the requirements of the 1933 Act, the
     1940 Act and the rules and  regulations of the Commission  thereunder.  The
     Trust  will  notify  the  Distributor  promptly  of  any  amendment  to the
     Registration  Statement or supplement to the  Prospectus and any stop order suspending  the  effectiveness  of the  Registration  Statement;  provided, however,  that nothing  contained in this Agreement  shall in any way limit the Trust's right to file at any time such  amendments to any  Registration
     Statement and/or supplements to any Prospectus,  of whatever character,  as the Trust may deem advisable, such right being in all respects absolute and unconditional.

5.   Fees and Expenses.

(a)  The Distributor  shall be entitled to no compensation or  reimbursement  of expenses  from the  Trust  for the  services  provided  by the  Distributor pursuant to this Agreement.  The Distributor may receive  compensation from the Adviser related to its services hereunder or for additional services as may be agreed to between the Adviser and Distributor.

(b)  The Trust shall bear the cost and expenses:  (i) of the registration of the
     Shares for sale under the Securities  Act; and (ii) of the  registration or qualification  of the  Shares  for sale  under the  securities  laws of the various States;

(c)  Distributor shall pay all expenses relating to Distributor's  broker-dealer
     qualification.   Distributor  shall  also  pay  all  expenses  incurred  in providing  office  space,  equipment,  and personnel as may be necessary or convenient to provide the services.

(d)  Notwithstanding anything in this Agreement to the contrary, the Distributor and its affiliates may receive compensation or reimbursement from the Trust and the  Adviser  with  respect to any  services  not  included  under this
     Agreement.

6.   Indemnification.

(a)  The Trust agrees to indemnify and hold harmless the Distributor and each of the  directors,  officers  and  employees  and  agents  and any  person who controls the  Distributor  within the meaning of Section 15 of the 1933 Act
     (any of the Distributor,  its officers,  employees, agents and directors or such  control  persons,  for  purposes of this  paragraph,  a  "Distributor
     Indemnitee")  against  any  loss,  liability,  claim,  damages  or  expense
     (including the reasonable  cost of  investigating  or defending any alleged loss,  liability,  claim,  damages or expense and  reasonable  counsel fees incurred  in  connection  therewith)  arising  out of or based upon (i) the claim that the Registration Statement,  Prospectus, Statement of Additional
     Information, Product Description, shareholder reports, client related sales and advertising  material or other  information filed or made public by the
     Trust (as from time to time  amended)  included  an untrue  statement  of a material  fact or omitted to state a material  fact  required  to be stated
     therein or  necessary in order to make the  statements  therein (and in the case of the  Prospectus,  Statement of Additional  Information  and Product
     Description,  in light of the circumstances under which they were made) not misleading under the 1933 Act, or any other statute or the common law, (ii)
     the breach of any obligation,  representation  or warranty pursuant to this
     Agreement  by the  Trust,  or (iii) the  Trust's  failure  to comply in any material respect with applicable securities laws.

     The Trust does not agree to indemnify the  Distributor  or hold it harmless to the extent that the statement or omission was made in reliance  upon,  and in conformity  with  information  furnished  to the  Trust by or on  behalf  of the
Distributor.  The Trust will also not indemnify any Distributor  Indemnitee with respect to any untrue statement or omission made in the Registration  Statement,
Prospectus,  Statement of Additional  Information or Product Description that is subsequently  corrected in such document (or an amendment  thereof or supplement thereto) if a copy of the Prospectus  (or such amendment or supplement)  was not sent or given to the person asserting any such loss, liability, claim, damage or expense at or before the written  confirmation  to such person in any case where such  delivery  is  required  by the 1933 Act and the  Trust  had  notified  the
Distributor  of  the  amendment  or  supplement  prior  to  the  sending  of the confirmation.  In no case  (i) is the  indemnity  of the  Trust  in favor of any
Distributor  Indemnitee  to be  deemed to  protect  the  Distributor  Indemnitee against any liability to the Trust or its  shareholders to which the Distributor
Indemnitee  would  otherwise  be subject by reason of willful  misfeasance,  bad faith or gross  negligence in the  performance of its duties or by reason of its reckless  disregard of its obligations and duties under this Agreement,  or (ii)
is the  Trust to be liable  under  its  indemnity  agreement  contained  in this paragraph  with  respect to any claim made  against any  Distributor  Indemnitee unless the  Distributor  Indemnitee  shall have notified the Trust in writing of the claim  within a  reasonable  time after the summons or other  first  written notification  giving  information  of the  nature of the claim  shall  have been served upon Distributor  Indemnitee (or after Distributor  Indemnitee shall have received notice of service on any designated agent).

     Failure to notify the Trust of any claim  shall not  relieve the Trust from any liability which it may have to any Distributor  Indemnitee against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph  unless failure or delay to so notify the Trust prejudices the
Trust's  ability to defend  against  such claim.  The Trust shall be entitled to participate  at its own expense in the defense,  or, if it so elects,  to assume the defense of any suit  brought to enforce any claims,  but if the Trust elects to assume the defense,  the defense  shall be conducted by counsel  chosen by it and satisfactory to Distributor Indemnitee, defendant or defendants in the suit.
In the event the Trust  elects to  assume  the  defense  of any suit and  retain counsel, Distributor Indemnitee, defendant or defendants in the suit, shall bear the fees and expenses of any additional  counsel  retained by them. If the Trust does not  elect to  assume  the  defense  of any  suit,  it will  reimburse  the
Distributor Indemnitee,  defendant or defendants in the suit, for the reasonable fees and  expenses of any counsel  retained by them.  The Trust agrees to notify the  Distributor  promptly of the  commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of the Creation Units or the Shares.

(b)  The Distributor agrees to indemnify and hold harmless the Trust and each of its  Trustees and officers and any person who controls the Trust within the meaning of Section 15 of the 1933 Act (for purposes of this paragraph,  the
     Trust and each of its Trustees and officers and its controlling persons are collectively  referred  to as the  "Trust  Affiliates")  against  any loss, liability,  claim,  damages or expense  (including the  reasonable  cost of investigating or defending any alleged loss,  liability,  claim, damages or expense and  reasonable  counsel  fees  incurred in  connection  therewith)
     arising out of or based upon (i) the  allegation of any wrongful act of the
     Distributor or any of its directors, officers or employees, (ii) the breach of any obligation, representation or warranty pursuant to this Agreement by the Distributor,  (iii) the Distributor's failure to comply in any material
     respect  with  applicable   securities  laws,  including  applicable  FINRA
     regulations,   or  (iv)   allegation  that  the   Registration   Statement,
     Prospectus,  Statement  of  Additional  Information,  Product  Description,
     shareholder reports, any information or materials relating to the Funds (as described in section 3(c)(ii)) or other information filed or made public by the Trust (as from time to time amended)  included an untrue statement of a material  fact or omitted to state a material  fact  required  to be stated
     therein  or  necessary  in  order to make the  statements  not  misleading, insofar as the  statement  or omission  was made in reliance  upon,  and in conformity with  information  furnished to the Trust by or on behalf of the
     Distributor.

     In no case (i) is the  indemnity of the  Distributor  in favor of any Trust
Affiliate to be deemed to protect any Trust  Affiliate  against any liability to the Trust or its security  holders to which such Trust Affiliate would otherwise be subject by reason of willful  misfeasance,  bad faith or gross  negligence in the  performance  of its duties or by reason of its  reckless  disregard  of its obligations  and duties under this  Agreement,  or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Trust Affiliate unless the Trust Affiliate shall have notified the  Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust Affiliate (or after the Trust
Affiliate shall have received notice of service on any designated agent).

     Failure  to notify  the  Distributor  of any claim  shall not  relieve  the
Distributor from any liability which it may have to the Trust Affiliate  against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph unless failure or delay to so notify the Distributor
prejudices  the  Distributor's   ability  to  defend  against  such  claim.  The
Distributor  shall be entitled to  participate at its own expense in the defense or, if it so elects,  to assume the  defense of any suit  brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and  satisfactory  to the Trust,  its officers and Board and to any controlling  person or persons,  defendant or defendants in the suit. In the event that Distributor elects to assume the defense of any suit and retain  counsel,  the Trust or controlling  person or persons,  defendant or defendants  in the suit,  shall  bear the fees and  expenses  of any  additional counsel  retained  by them.  If the  Distributor  does not elect to  assume  the defense of any suit, it will  reimburse the Trust,  its officers and Trustees or controlling  person or persons,  defendant or  defendants  in the suit,  for the reasonable  fees and expenses of any counsel  retained by them. The  Distributor agrees to notify the Trust  promptly of the  commencement  of any  litigation or proceedings  against it or any of its officers or directors in  connection  with the issuance or sale of any of the Creation Units or the Shares.

(c)  No indemnified party shall settle any claim against it for which it intends to seek  indemnification  from the indemnifying  party,  under the terms of section 6(a) or 6(b) above, without the prior written notice to and consent from the  indemnifying  party,  which  consent  shall  not be  unreasonably withheld.  No  indemnified  or  indemnifying  party shall  settle any claim unless the settlement  contains a full release of liability with respect to the other party in respect of such action. This section 6 shall survive the termination of this Agreement.

7.   Representations.

(a)  The Distributor  represents and warrants that (i) it is duly organized as a
     Delaware limited liability company and is and at all times will remain duly authorized and licensed to carry out its services as  contemplated  herein;
     (ii) the execution,  delivery and  performance of this Agreement are within its power and have been duly authorized by all necessary action;  and (iii)
     its entering  into this  Agreement or providing  the services  contemplated hereby does not conflict  with or constitute a default or require a consent under or breach of any  provision of any agreement or document to which the
     Distributor is a party or by which it is bound and (iv) it is registered as a broker-dealer under the 1934 Act and is a member of the FINRA.

(b)  The   Distributor  and  the  Trust  represent  and  warrant  that:  (i)  it understands  that pursuant to various U.S.  regulations,  it is required to
     establish  an   anti-money   laundering   program,   which   satisfies  the
     requirements  of Title III of the  Uniting  and  Strengthening  America  by
     Providing  Appropriate  Tools Required to Intercept and Obstruct  Terrorism
     Act of 2001 (the "USA Patriot Act");  (ii) it has  developed,  implemented, and will  maintain such an  anti-money  laundering  program and will comply with all applicable  laws and  regulations  designed to guard against money laundering  activities set out in such program; and (iii) it will allow for appropriate  regulators  to examine  its  anti-money  laundering  books and records.

(c)  The  Distributor  and the Trust  represent  and  warrant  that:  (i) it has
     procedures  in  place  reasonably   designed  to  protect  the  privacy  of
     non-public personal  consumer/customer  financial information to the extent required by applicable law, rule and  regulation;  (ii) it will comply with all of the  applicable  terms and  provisions of the 1934 Act; and (iii) it will  provide  certifications  to the Trust in order to assist the Trust in complying  with certain  rules under the 1940 Act (by way of example  only,
     Rules 30a-2,  30a-3 and 38a-1) and in connection with the filing of certain
     Forms (by way of example only, Form N-CSR).

(d)  The  Trust  represents  and  warrants  that (i) it is duly  organized  as a
     Delaware  statutory  trust  and  is  and  at all  times  will  remain  duly authorized to carry out its obligations as contemplated  herein; (ii) it is registered  as  an  investment  company  under  the  1940  Act;  (iii)  the execution,  delivery and performance of this Agreement are within its power and have been duly  authorized by all necessary  action;  (iv) its entering into this  Agreement  does not  conflict  with or  constitute  a default or require a consent  under or breach of any  provision  of any  agreement  or document  to which the  Trust is a party or by which it is  bound;  (v) the
     Registration  Statement has been, and any amendment thereto will be, as the case may be, prepared in conformity with the requirements of the Securities
     Act and the 1940 Act and the  rules  and  regulations  thereunder,  and all client-related  advertisement  or sales  literature  shall be  prepared  in conformity with  requirements of applicable laws and regulations;  (vi) the
     Registration Statement and advertisement and sales literature shall contain all statements  required to be stated therein in conformity with said Acts, laws and regulations and the rules and regulations of the SEC thereunder or other applicable regulatory authority,  and all material statements of fact
     contained   or  to  be  contained  in  the   registration   statement   and
     advertisement  and sales  literature are or will be true and correct in all material  respects at the time  indicated or on the effective  date, as the case may be; (vii) the Registration  Statement and  advertisement and sales literature,  when it shall become  effective or be authorized for use, will not  include  an untrue  statement  of a  material  fact or omit to state a material  fact  required  to be stated  therein  or  necessary  to make the statements  therein not misleading to a purchaser of Shares;  and (viii) it shall not file any amendment to the Registration  Statement or Prospectuses without giving the Distributor reasonable advance notice thereof; provided, however,  that nothing  contained in this Agreement  shall in any way limit the Trust's right to file at any time such  amendments to the  registration statement or  prospectuses,  of whatever  character,  as the Trust may deem advisable, such right being in all respects absolute and unconditional.

8.   Duration, Termination and Amendment.

(a)  This  Agreement  shall be effective as of the date of this  Agreement,  and unless terminated as provided herein, shall continue for two years from its effective date, and thereafter from year to year, provided such continuance is approved annually by (i) by vote of a majority of the Trustees or by the vote of a majority of the  outstanding  voting  securities  of the Fund and
     (ii) by the vote of a majority  of those  Trustees  who are not  parties to this Agreement or interested  persons of any such party cast in person at a meeting called for the purpose of voting on such  approval.  This Agreement may be  terminated at any time,  without the payment of any penalty,  as to each Fund (i) by vote of a majority of those  Trustees  who are not parties to this  Agreement or interested  persons of any such party or (ii) by vote of a majority of the outstanding voting securities of the Fund, on at least sixty (60) days prior written  notice to the  Distributor.  This  Agreement shall  automatically  terminate  without  the payment of any penalty in the event  of its  assignment.  As used in this  paragraph,  terms  "vote  of a majority of the outstanding voting securities",  "assignment",  "affiliated
     person"  and  "interested   person"  shall  have  the  respective  meanings
     specified in the 1940 Act.

(b)  No  provision  of this  Agreement  may be changed,  waived,  discharged  or terminated  except by an instrument in writing  signed by the party against which an  enforcement  of the change,  waiver,  discharge or termination is sought.

9.   Notice.

     Any notice or other communication  authorized or required by this Agreement to be given to either  party  shall be in writing  and deemed to have been given when delivered in person or by confirmed facsimile, or posted by certified mail, return receipt  requested,  to the following address (or such other address as a party may specify by written notice to the other):

                  If to the Distributor:

                  Foreside Fund Services, LLC
                  ATTN:  Chief Compliance Officer
                  Two Portland Square, First Floor
                  Portland, ME  04101
                  Telephone:  (207) 553-7111
                  Facsimile:  (207) 553-7151

                  If to the Trust:

                  Vincent T. Lowry
                  One Commerce Square
                  2005 Market Street, Suite 2020
                  Philadelphia, PA 19103
                  Telephone:  (___) ____-_____
                  Facsimile:  (___) ____-_____

10.  Choice of Law.

     This Agreement shall be governed by, and construed in accordance  with, the laws of the state of  Delaware,  without  giving  effect  to the  choice of laws provisions thereof.

11.  Counterparties.

     This Agreement may be executed in two or more  counterparts,  each of which shall be deemed an original,  but all of which together shall constitute one and the same instrument.

12.  Severability.

     If any provisions of this Agreement shall be held or made invalid, in whole or in part,  then the other  provisions of this Agreement shall remain in force.
Invalid  provisions  shall,  in  accordance  with this  Agreement's  intent  and purpose,  be amended,  to the extent legally  possible,  by valid  provisions in order to effectuate the intended results of the invalid provisions.

13.  Insurance.

     The  Distributor  will  maintain  at its  expense an errors  and  omissions insurance policy which covers services by the Distributor hereunder.

14.  Confidentiality.

     During the term of this  Agreement,  the Distributor and the Trust may have access to  confidential  information  relating to such matters as either party's business, trade secrets,  systems,  procedures,  manuals,  products,  contracts, personnel,  and clients. As used in this Agreement,  "Confidential  Information"
means  information  belonging  to one of the  parties  which is of value to such party  and the  disclosure  of which  could  result  in a  competitive  or other
disadvantage  to  such  party.   Confidential   Information  includes,   without
limitation,   financial  information,   proposal  and  presentations,   reports,
forecasts,  inventions,  improvements  and other  intellectual  property;  trade secrets;  know-how;  designs,  processes or formulae;  software; market or sales information  or  plans;  customer  lists;  and  business  plans,  prospects  and opportunities  (such as possible  acquisitions  or dispositions of businesses or facilities).  Confidential  Information includes information developed by either party  in  the  course  of  engaging  in the  activities  provided  for in  this
Agreement,  unless:  (i) the  information  is or becomes  publicly known through lawful  means;  (ii) the  information  is disclosed to the other party without a
confidential   restriction  by  a  third  party  who  rightfully  possesses  the information  and did not obtain it, either  directly or indirectly,  from one of the  parties,  as the  case  may  be,  or any of  their  respective  principals, employees,  affiliated persons, or affiliated  entities.  The parties understand and agree that all Confidential  Information  shall be kept  confidential by the other  both  during  and  after the term of this  Agreement.  Each  party  shall maintain  commercially  reasonable  information security policies and procedures for protecting  Confidential  Information.  The parties  further agree that they will not, without the prior written  approval by the other party,  disclose such
Confidential  Information,  or use  such  Confidential  Information  in any way, either during the term of this  Agreement or at any time  thereafter,  except as required in the course of this  Agreement and as proved by the other party or as required by law.  Upon  termination  of this  Agreement  for any  reason,  or as otherwise  requested by the Trust,  all  Confidential  Information held by or on behalf of Trust  shall be  promptly  returned  to the  Trust,  or an  authorized officer of the  Distributor  will  certify to the Trust in writing that all such
Confidential  Information has been destroyed.  This section 14 shall survive the termination of this Agreement.

15.  Limitation of Liability.

     The Declaration of Trust,  establishing the Trust, which is hereby referred to and a copy of which is on file  with the  Secretary  of State of the State of
Delaware, provides that the Trustees shall be entitled to the protection against personal liability for the obligations of the Trust under Section 3803(b) of the
Delaware  Business  Trust  Act,  as  amended  (the  "DBTA").   It  is  expressly
acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust,  personally,  but shall bind only the trust property of the Trust, as provided in its  Declaration  of Trust and under  Section 3803 of the DBTA.  The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the  Trust,  acting as such,  and  neither such  authorization  by such  Trustees nor such  execution  and delivery by such officer  shall be deemed to have  been  made by any of them  individually  or to impose any  liability on any of them  personally,  but shall bind only the trust property of the Trust as provided in its Trust Instrument and under Section 3803 of the DBTA. The Distributor understands that the rights and obligations of each series of shares of the Trust  under  the  Trust  Instrument  are  separate  and distinct from those of any and all other  series.  This section 15 shall survive the termination of this Agreement.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed  by their  officers  designated  below as of the date  first  set forth above.

REVENUESHARES ETF TRUST

By:___/s/ Vincent T. Lowry_
Name:  Vincent T. Lowry
Title:     President

FORESIDE FUND SERVICES, LLC

By:__/s/Richard J. Berthy __
Name:  Richard J. Berthy
Title:    Vice President

                             REVENUESHARES ETF TRUST
                             DISTRIBUTION AGREEMENT

                                    EXHIBIT A

                          RevenueShares Large Cap Fund
                           RevenueShares Mid Cap Fund
                          RevenueShares Small Cap Fund